Exhibit 99.1
AGREEMENT
     This agreement (“Agreement”) is entered into this 26th day of August, 2005 by and among Waste Management, Inc., a Delaware corporation (“New Waste Management”) and Waste Management Holdings, Inc., a Delaware corporation (“Old Waste Management”), on the one hand, and each of Dean L. Buntrock, Phillip B. Rooney, Thomas C. Hau and Herbert A. Getz, on the other hand. (New Waste Management and Old Waste Management are referred to collectively herein as the “Company” and Messrs. Buntrock, Rooney, Hau and Getz are referred to collectively herein as the “Individuals.”)
RECITALS
     A. WHEREAS, pursuant to an Agreement and Plan of Merger, dated March 10, 1998 (the “Agreement and Plan of Merger”) by and among Old Waste Management, New Waste Management, which was then known as USA Waste Services, Inc., and Dome Merger Subsidiary, Inc., a wholly owned subsidiary of New Waste Management (“Dome”), (i) Dome was merged with and into Old Waste Management, with Old Waste Management continuing as the surviving corporation and changing its name to “Waste Management Holdings, Inc.,” and (ii) New Waste Management changed its name to “Waste Management, Inc.”
     B. WHEREAS, Old Waste Management, New Waste Management and Mr. Buntrock entered into a Settlement Agreement and Mutual General Release dated October 10, 2000 (the “Buntrock Agreement”) pursuant to which Old Waste Management agreed to perform to the fullest extent permitted under all applicable laws all of its obligations to indemnify Mr. Buntrock and hold him harmless, as set forth in the Indemnity Agreement dated December 8, 1997 by and between Old Waste Management and Mr. Buntrock (the “1997 Buntrock Indemnity Agreement”), the letter agreement of December 18, 1997 agreed to by Old Waste Management and Mr. Buntrock (the “Buntrock Letter Agreement”), the Restated Certificate of Incorporation and Bylaws of Old Waste Management, Section 6.06 of the Agreement and Plan of Merger, and the Delaware General Corporate Law (the “DGCL”), and New Waste Management fully guaranteed the prompt payment and performance of all such obligations of Old Waste Management, in accordance with Section 6.06 of the Agreement and Plan of Merger. Also pursuant to the Buntrock Agreement, Old Waste Management confirmed its obligations to (i) provide directors’ and officers’ liability insurance, as set forth in Section 6.06 of the Agreement and Plan of Merger and (ii) advance expenses, including attorneys’ fees to Mr. Buntrock, and New Waste Management confirmed its obligations to fully guarantee the prompt payment and performance of such obligations in accordance with Section 6.06 of the Agreement and Plan of Merger. The obligations of the Company described in this Paragraph are hereinafter referred to as the “Buntrock Obligations.”
     C. WHEREAS, pursuant to the Buntrock Obligations, Old Waste Management agreed to indemnify Mr. Buntrock against and reimburse Mr. Buntrock for any expenses, judgments, fines and amounts paid in settlement of any action, suit or proceeding to the fullest extent permitted by law and to advance expenses to the fullest extent permitted by law, and New Waste Management fully guaranteed the prompt payment and performance of those obligations of Old Waste Management. In addition, pursuant to the Buntrock Agreement and the Buntrock Letter Agreement, Mr. Buntrock undertook to repay all amounts advanced to him and on his behalf if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the DGCL.
     D. WHEREAS, Old Waste Management, New Waste Management and Mr. Getz entered into a Settlement Agreement and Mutual General Release dated October 10, 2000 (the

“Getz Agreement”) pursuant to which Old Waste Management, New Waste Management and Mr. Getz agreed that the rights and obligations of Old Waste Management to indemnify Mr. Getz and to advance legal fees are set forth in the Indemnity Agreement dated as of December 8, 1997 by and between Old Waste Management and Mr. Getz (the “1997 Getz Indemnity Agreement”). Also pursuant to the Getz Agreement, New Waste Management fully guaranteed the prompt payment and performance of Old Waste Management’s indemnity obligations described in the preceding sentence, in accordance with Section 6.06 of the Agreement and Plan of Merger and Old Waste Management and New Waste Management further ratified and agreed to honor all of their respective obligations owing to Mr. Getz under Section 6.06 of the Agreement and Plan of Merger to the fullest extent permitted by applicable law, including the DGCL. The obligations of the Company described in this Paragraph are hereinafter referred to as the “Getz Obligations.”
     E. WHEREAS, pursuant to the Getz Obligations, Old Waste Management agreed to indemnify Mr. Getz against and reimburse Mr. Getz for any expenses, judgments, fines and amounts paid in settlement of any action, suit or proceeding to the fullest extent permitted by law and to advance expenses to the fullest extent permitted by law, and New Waste Management fully guaranteed the prompt payment and performance of those obligations of Old Waste Management. In addition, pursuant to the Getz Agreement Mr. Getz undertook to repay all amounts advanced to him and on his behalf if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the DGCL.
     F. WHEREAS, Old Waste Management, New Waste Management and Mr. Rooney entered into a Settlement Agreement and Mutual General Release dated September 29, 2000 (the “Rooney Agreement”) pursuant to which Old Waste Management agreed to perform to the fullest extent permitted under applicable laws all of the obligations of Old Waste Management to indemnify Mr. Rooney and hold him harmless as set forth in the letter agreement dated December 18, 1997 agreed to by Old Waste Management and Mr. Rooney (the “Rooney Letter Agreement”), the Restated Certificate of Incorporation and Bylaws of Old Waste Management, Section 6.06 of the Agreement and Plan of Merger and the DGCL, and New Waste Management fully guaranteed the prompt payment and performance of all such obligations of Old Waste Management, in accordance with Section 6.06 of the Agreement and Plan of Merger. Also pursuant to the Rooney Agreement, Old Waste Management confirmed its obligations to (i) provide directors’ and officers’ liability insurance, as set forth in Section 6.06 of the Agreement and Plan of Merger and (ii) advance expenses, including attorneys’ fees, to Mr. Rooney, and New Waste Management confirmed its obligations to fully guarantee the prompt payment and performance of such obligations in accordance with Section 6.06 of the Agreement and Plan of Merger. The obligations of the Company described in this Paragraph are hereinafter referred to as the “Rooney Obligations.”
     G. WHEREAS, pursuant to the Rooney Obligations, Old Waste Management agreed to indemnify Mr. Rooney against and reimburse Mr. Rooney for any expenses, judgments, fines and amounts paid in settlement of any action, suit or proceeding to the fullest extent permitted by law and to advance expenses to the fullest extent permitted by law, and New Waste Management fully guaranteed the prompt payment and performance of those obligations of Old Waste Management. In addition, pursuant to the Rooney Agreement and the Rooney Letter Agreement, Mr. Rooney undertook to repay all amounts advanced to him and on his behalf if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the DGCL.
     H. WHEREAS, pursuant to a Settlement Agreement, Mutual General Release and Indemnification Agreement dated as of August 16, 2000 between Old Waste Management, New

Waste Management and Mr. Hau (the “Hau Agreement”), Old Waste Management and New Waste Management agreed to indemnify Hau to the fullest extent permitted under applicable law against all costs and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Mr. Hau in any threatened, pending or completed action, suit or proceeding relating to, or arising out of, Mr. Hau’s conduct as an officer of Old Waste Management. The obligations of the Company described in this Paragraph are hereinafter referred to as the “Hau Obligations.”
     I. WHEREAS, pursuant to the Hau Agreement, Mr. Hau undertook to repay all amounts advanced to him and on his behalf if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the DGCL.
     J. WHEREAS, the obligations of the Company under the Buntrock Obligations, the Getz Obligations, the Rooney Obligations, and the Hau Obligations are collectively referred to herein as the “Company Obligations.”
     K. WHEREAS, the Company Obligations are essential business expenses of the Company associated with securing and retaining as directors and/or officers the most capable persons available and in protecting the Company against derivative liability relating to the actions of such persons by providing appropriate defense and proper resolution of claims and suits.
     L. WHEREAS, the Individuals are parties defendant to a lawsuit in the United States District Court in the Northern District of Illinois captioned Securities and Exchange Commission (“SEC”) v. Dean L. Buntrock, Phillip B. Rooney, James. E. Koenig, Thomas C. Hau, Herbert A. Getz and Bruce D. Tobecksen (No. 02 C 2180) (the “Litigation”) wherein the SEC has alleged that the Individuals and Mr. Koenig and Mr. Tobeckson violated certain sections of the

Securities Act of 1933 as amended and the Securities Exchange Act of 1934 as amended (“Exchange Act”) and certain Rules under the Exchange Act, all as specified therein.
     M. WHEREAS, the Litigation has been pending for a period of over three years and was preceded by an SEC investigation of over four years, all of which has caused adverse publicity that has been detrimental to the business operations of the Company. During this period, hundreds of thousands of pages of documents have been produced and approximately 100 witnesses have been deposed, many for multiple days. Moreover, the SEC has sought a postponement of the trial in the Litigation for six months and an extension of fact and expert discovery which could result in over 70 additional witnesses being deposed, some for multiple days, and the trial is expected to last in excess of three months, all of which is expected to cause additional expense, adverse publicity to the Company and injury to its business reputation.
     N. WHEREAS, the Company has, pursuant to the Company Obligations, been advancing the fees and expenses of the Individuals to the counsel and experts and consultants of the respective Individuals in connection with the SEC investigation and the defense of the Litigation. Such fees and expenses have exceeded $37 million in the aggregate to date and it is anticipated that such fees and expenses, on a go-forward basis, would exceed at least $32.5 million if the Litigation with respect to the Individuals were to proceed to trial and final resolution, all of which the Company would be required to advance pursuant to the Company Obligations.
     O. WHEREAS, the Individuals have been engaged in discussions with the SEC in an attempt to resolve the Litigation whereby the Individuals will enter into separate consent decrees with the SEC (the “Consent Decrees”) wherein they will neither admit nor deny the allegations in the complaint filed by the SEC in the Litigation. The Individuals believe that they have reached agreement with the SEC as to the claimed total amount of the disgorgement and pre-judgment interest that will be paid to resolve and settle the Litigation with respect to them. That total amount of such disgorgement and prejudgment interest, which aggregates $26,839,054, is herein referred to as the “Litigation Settlement Amount.” For purposes of this Agreement, and consistent with the Consent Decrees to be entered into between the SEC and Individuals, the following portions of the Litigation Settlement Amount are attributed to each of the Individuals: Dean L. Buntrock $17,147,670, Phillip E. Rooney $7,592,738, Thomas C. Hau $1,148,890 and Herbert A. Getz $949,756. The amount listed after such Individual’s name is referred to as such Individual’s “Attributed Share of the Litigation Settlement Amount.”
     P. WHEREAS, the Individuals have requested that, pursuant to the Company Obligations, the Company reimburse and advance expenses on behalf of the Individuals, in all respects, in connection with the Litigation. The Individuals are not willing to enter into Consent Decrees if the Company does not reimburse and advance the Litigation Settlement Amount. Absent this Agreement, the Individuals would file actions to enforce all of the Company Obligations and also seek their costs and expenses incurred in pursuing such actions. The Company believes that such actions would cause additional adverse publicity to the Company and injure its business reputation and the Company would incur additional significant expense.
     Q. WHEREAS, the Company has no assurances that it would ultimately be determined that any of the Individuals are not entitled to be indemnified such that they would be obligated to repay all amounts advanced to them and on their behalf. There is also uncertainty as to whether, if it were ultimately determined that any of the Individuals were not entitled to indemnification, such Individuals would have the means and ability to fulfill their obligation to repay all amounts advanced.

     R. WHEREAS, the Company has determined that it is in its best interest and in the best interest of its stockholders to make payments as described herein in order to resolve the Company Obligations, avoid the cost and risk of potential litigation concerning the Company Obligations and to avoid the continuing damage to the Company’s business reputation and the continuing negative publicity associated with ongoing SEC and other legal actions related to the events giving rise to the Litigation and thereby protect the goodwill and business reputation of the Company.
     S. WHEREAS, the Company has also determined that this agreement serves to minimize the continuing burden on the Company and its stockholders of the obligations described above.
     NOW THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Individuals, severally and not jointly, agree as follows:
               1. The Company shall, subject to the terms and conditions of this Agreement, upon the occurrence of the following two events: (a) the entry by the Court where the Litigation is pending (the “Court”) of Consent Decrees and Final Judgments as to all of the Individuals and (b) the entry by the Court of a final, non-appealable plan of distribution which provides that an amount not less than the Litigation Settlement Amount shall be distributed to the common stockholders of New Waste Management (the “Final Order of Plan of Distribution”), cause to be paid, to the Clerk of the Court where the Litigation is pending, the Litigation Settlement Amount by wire transfer in immediately available funds. The Final Order of Plan of Distribution shall provide that an amount not less than the Litigation Settlement Amount shall be distributed to the common stockholders of record of New Waste Management as of the close of business on the date immediately prior to the date payment is made herein by Waste Management (the “Record

Date”) and shall be distributed to such stockholders in a manner that shall minimize, to the extent practical, the administrative costs of such distribution; provided that, if any Individual is the beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Exchange Act) of any shares of common stock of the Company as of the Record Date, he shall notify the Clerk of such fact, and any per share amount that would otherwise be distributed to such Individual pursuant to the Final Order of Plan of Distribution shall be allocable among and distributed to all stockholders other than the Individuals. The Final Order of Plan of Distribution shall also exclude from stockholders of record all persons who notify the Court that they do not wish to participate in the distribution, and any per share amount that would otherwise be distributed to such persons shall be allocable among and be distributed to all stockholders other than such persons and Individuals. IN THE EVENT THE FINAL ORDER OF PLAN OF DISTRIBUTION DOES NOT PROVIDE FOR DISTRIBUTION OF AN AMOUNT NOT LESS THAN THE ENTIRE LITIGATION SETTLEMENT AMOUNT TO STOCKHOLDERS OF NEW WASTE MANAGEMENT, THE COMPANY AND THE INDIVIDUALS SHALL HAVE NO OBLIGATIONS OR DUTIES UNDER THIS AGREEMENT WHATSOEVER, AND THIS ENTIRE AGREEMENT SHALL BE NULL AND VOID AND OF NO FORCE AND EFFECT. As used in this paragraph 1, a “final, non-appealable plan of distribution” shall include an order approving the plan of distribution which order is either agreed to by the parties, or not objected to by any party or to which all parties have waived their rights of appeal. The parties acknowledge that, as is common in distributions of this nature, certain amounts of the Litigation Settlement Amount may not be claimed or may be returned as “non-deliverable.” This fact shall not affect the enforceability of this Agreement or when the Litigation Settlement Amount is deemed disbursed and the parties agree that the Court, in its discretion, may direct the disposition of any such amounts.
               2. Effective upon receipt by the Individuals of a notice or notices from the Court that the Litigation Settlement Amount has been disbursed pursuant to the Final Order of Plan of Distribution as set forth in paragraph 1, the Individuals, severally and not jointly, both on their own behalf and on behalf of their respective heirs, spouses, beneficiaries, executors, administrators, successors and assigns, fully, finally, unconditionally and forever release and discharge the Company, its subsidiaries, affiliates, predecessors, successors and assigns, and each of their employees, officers and directors (the “Company Releasees”), from and against any and all claims, obligations or causes of action of every kind and notice whatsoever which the Individuals have or may have or may hereafter assert against the Company relating to any Company Obligations pursuant to which the Company may be obligated to indemnify the Individuals and hold them harmless from any disgorgement amounts, pre-judgment interest amounts relating thereto or civil fines and penalties for which the Individuals may have obligations in the Litigation. The Releases referred to in this paragraph shall not in any manner operate or be construed to affect or limit the Company Obligations with respect to any matters other than the Litigation.
               3. Effective upon receipt by the Company of a notice or notices from the Court that the Litigation Settlement Amount has been disbursed pursuant to the Final Order of Plan of Distribution as set forth in paragraph 1, the Company fully, finally, unconditionally and forever releases and discharges the Individuals, together with their respective heirs, spouses, beneficiaries, executors, administrators, successors, attorneys and assigns, from and against all claims, obligations, or causes of action of every kind whatsoever which the Company has or may have or may hereafter assert against the Individuals relating to any advances or payments made to or on behalf of the Individuals relating to any Company Obligations. This release shall not in any manner operate or be construed to affect or limit the Company’s rights or the Individuals’ obligations under paragraph 4 of this Agreement.
               4. The Company and the Individuals agree that the payment of the Litigation Settlement Amount hereunder represents amounts which have been or will be incurred by the Individuals in connection with an action or proceeding resulting from the performance by them of services to the Company as officers and employees of the Company. The parties agree that, because the Litigation Settlement Amount is being paid to the Clerk of the Court in the amount set forth in the Consent Decrees and Final Order of Plan of Distribution, and will be under the direct supervision of a federal district court judge, no further substantiation of such expenses is required and the Individuals agree that should they receive personally any portion of the Litigation Settlement Amount, they will return such amount to the Court as soon as practicable. The Company Releasees and the Individuals agree that the Company’s payment of the Litigation Settlement Amount under this Agreement is being made pursuant to an “accountable plan” within the meaning of Treasury Regulation § 1.62-2 and the Company Releasees shall not report such payment to any federal, state or local taxing authority on any federal, state, or local income or employment tax return with respect to any of the Individuals or withhold federal, state or local income or employment taxes respecting its payment of the Litigation Settlement Amount. Each of the Individuals severally but not jointly agrees to indemnify and hold harmless the Company Releasees from such Individual’s portion of any federal, state and local income or employment tax, interest and penalties incurred by any or all of the Company Releasees as a result of any failure by any of the Company Releasees (i) to report as compensation of such Individual on any federal, state or local income or employment tax return such Individual’s Attributed Share of the Litigation Settlement Amount, or (ii) to withhold such Individual’s portion of federal, state or local income or employment tax from any payments made pursuant to the terms of this Agreement; provided, however, that the amount of an Individual’s obligation under this paragraph shall not exceed the amount of any federal, state and local income or employment tax, interest and penalties incurred by the Company Releasees as a result of the failure by any of the Company Releasees to report as compensation of such Individual on any such return any amount of the Litigation Settlement Amount, or to withhold such Individual’s share of federal, state and local income or employment tax from any payment made pursuant to the terms of this Agreement. Additionally, none of the Individuals shall be obligated hereunder to indemnify or hold harmless the Company Releasees for any income tax, interest, or penalty incurred by any or all of the Company Releasees as a result of any payment by the Individuals made under this paragraph of the Agreement.
               5. The Company and the Individuals agree that the Court in which the Litigation is pending will retain jurisdiction to resolve, for all purposes, any and all issues or disputes which may arise in connection with the interpretation, implementation or enforcement of this Agreement.
               6. This Agreement is binding upon the parties hereto, and their respective heirs, affiliates, successors, and assigns.
               7. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to Delaware’s choice-of-law rules.
               8. This Agreement shall be construed without regard to the party or parties responsible for the preparation of the same and shall be deemed as prepared jointly by the parties hereto; the rule of contra proferentem shall not apply to any interpretation or construction of this Agreement.
               9. If any Company Releasee receives notice that an authority is asserting or may assert or raise any issue which could result in a claim for indemnification against an Individual under paragraph 4 of the Agreement (an “Indemnifiable Claim”), including any litigation with an authority growing out of such a claim, the Company Releasee shall give the Individual prompt written notice thereof, but in any event not later than fifteen (15) days after the Company Releasee becomes aware of such Indemnifiable Claim, describing the nature of the Indemnifiable Claim in reasonable detail, indicating the estimated amount, if practicable, of the indemnifiable loss that has been or may be sustained by the Company Releasee, and including a copy of any documents furnished by such authority. The Company will (i) keep the Individual informed as to the progress of any Indemnifiable Claim, and (ii) consult with and cooperate with the Individual in good faith with respect to such claim, including considering in good faith the Individual’s suggestions. The Individual will have the right to monitor and participate in the defense of any such claim by the Individual’s own counsel, including attending all hearings and/or meetings involving such authorities or any court or administrative body which is considering such claim, reviewing in advance all proposed filings and communications with such authorities, court or administrative body, promptly receiving copies of all documents and communications furnished by such authorities, and conferring in good faith with the Company with respect thereto, provided that the Company will control the defense of the Indemnifiable Claim, including any litigation thereof. The Company and the Individuals will enter into a reasonable provision to maintain confidentiality of documents and information covered by this paragraph.

               10. All notices or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one (1) day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgement of receipt after transmittal by facsimile or five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Said notices, demands and other communications shall be sent to the address indicated below, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party:

If to Mr. Buntrock at:	300 E. Eighth Street
Hinsdale, IL 60521

With a copy to	John T. McCarthy
Bell, Boyd & Lloyd LLC
70 W. Madison Street
Chicago, IL 60602
Fax: (312) 827-8127

If to Mr. Rooney at:	348 E. Third Street
Hinsdale, IL 60521

With a copy to:	Nicholas J. Etten
Bell, Boyd & Lloyd LLC
70 W. Madison Street
Chicago, IL 60602
Fax: (312) 827-8077

If to Mr. Hau at:	12345 Williams Court
Crown Point, IN 46307

With a copy to:	Kevin M. Forde
Kevin M. Forde Ltd.
111 W. Washington Street
Chicago, IL 60602
Fax: (312) 641-1288

If to Mr. Getz at:	1045 Bombay Court
Naperville, IL 60563

With a copy to:	William G. Sullivan
Martin, Brown & Sullivan Ltd.
321 S. Plymouth Court
Chicago, IL 60604
Fax: (312) 360-5026

If to the Company:	Waste Management, Inc.
1001 Fannin St., Ste 4000
Houston, TX 77002

With a copy to:	Sr. Vice President and General Counsel
Waste Management, Inc.
1001 Fannin St., Ste 4000
Houston, TX 77002
Fax: (713) 209-9710
or to such other address as any party may designate for himself by notice given to the other parties from time to time in accordance with the provisions hereof.
               11. This Agreement may be executed in counterparts and all counterparts so executed shall together be deemed to constitute one complete Agreement, and each such counterpart shall be deemed to be an original, binding the party or parties subscribed thereto. Facsimile copies of this Agreement and the signatures of the parties hereto shall be deemed to be originals.
               WHEREFORE, this Agreement is made of the date first written above.
WASTE MANAGEMENT, INC.
A Delaware Corporation

By:	/s/ Rick L Wittenbraker

Name:	Rick L Wittenbraker

Title:	Senior Vice President

WASTE MANAGEMENT HOLDINGS, INC.

A Delaware Corporation

By:	/s/ Don Carpenter

Name:	Don Carpenter

Title:	President

DEAN L. BUNTROCK		PHILLIP B. ROONEY

/s/ Dean L. Buntrock		/s/ Phillip B. Rooney

THOMAS C. HAU		HERBERT A. GETZ

/s/ Thomas C. Hau		/s/ Herbert A. Getz

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